Exhibit 99.1

JoS. A. Bank Clothiers Expands Its Internet Channel to Ship Orders to International Customers

HAMPSTEAD, Md.--(BUSINESS WIRE)--May 3, 2011--JoS. A. Bank Clothiers, Inc. (NASDAQ Global Select Market: JOSB) announces today that it has further enhanced its Internet channel by allowing international customers to place orders on its website.

JoS. A. Bank is now able to deliver website orders to customers in over 90 countries. The orders may be placed directly by international customers or by U.S. customers who wish to deliver their orders to family or friends at international addresses. Customers can place international orders directly through the Company’s website at www.josbank.com either by accessing this site from their local country or from the U.S. and then selecting the shipping destination.

“Our Direct Marketing sales increased 50% in the fourth quarter of fiscal year 2010 and we are very excited about this added enhancement to our Internet channel,” commented R. Neal Black, President and CEO of JoS. A. Bank Clothiers, Inc. “This increased functionality will further extend the Jos. A. Bank brand to a broader customer base and will allow us to capitalize on a market that we were not able to serve in the past. Also, the enhancement will provide an additional feature to our current customers in the U.S. who want to deliver our products to family or friends in foreign destinations. While it is very early in the process, we are encouraged that we have already received orders from over 10 different countries,” continued Mr. Black.

The Company will utilize a third party provider, FiftyOne Global Ecommerce (“FiftyOne”), to facilitate the checkout of the orders and to export and deliver the orders to the international destinations. The Company’s customers placing international orders can shop the JoS. A. Bank website in their selected currencies and see their complete order totals, including shipping fees, customs, tariffs and taxes when they check out.

JoS. A. Bank Clothiers, Inc., established in 1905, is one of the nation’s leading designers, manufacturers and retailers of men’s classically-styled tailored and casual clothing, sportswear, footwear and accessories. The Company sells its full product line through 515 stores in 42 states and the District of Columbia, a nationwide catalog and an e-commerce website that can be accessed at www.josbank.com. The Company is headquartered in Hampstead, Md., and its common stock is listed on the Nasdaq Global Select Market under the symbol “JOSB.”

FiftyOne empowers leading U.S. retailers to utilize their existing e-commerce infrastructure and online shopping experience to market, sell and fulfill merchandise to international shoppers with cost certainty. FiftyOne manages all aspects of the international order life cycle, including multi-currency pricing and payment processing, landed cost calculation, customs clearance and brokerage, international fraud management, international logistics orchestration, and customer-experience parity. FiftyOne is headquartered in New York City. For more information, visit www.fiftyone.com.

The Company's statements concerning future operations contained herein are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those forecasted due to a variety of factors outside of the Company's control that can affect the Company's operating results, liquidity, financial condition and operations. Such factors include risks associated with economic, weather, public health and other factors affecting consumer spending, including negative changes to consumer confidence and other recessionary pressures, higher energy and security costs, the successful implementation of the Company's growth strategy, including the ability of the Company to finance its expansion plans, the mix and pricing of goods sold, the effectiveness and profitability of new concepts, the market price of key raw materials such as wool and cotton, seasonality, merchandise trends and changing consumer preferences, the effectiveness of the Company's marketing programs, the availability of suitable lease sites for new stores, doing business on an international basis, the ability to source product from its global supplier base, legal matters and other competitive factors. The identified risk factors and other factors and risks that may affect the Company's business or future financial results are detailed in the Company's filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the year ended January 29, 2011. These cautionary statements qualify all of the forward-looking statements the Company makes herein. The Company cannot assure you that the results or developments anticipated by the Company will be realized or, even if substantially realized, that those results or developments will result in the expected consequences for the Company or affect the Company, its business or its operations in the way the Company expects. The Company cautions you not to place undue reliance on these forward-looking statements, which speak only as of their respective dates. The Company does not undertake an obligation to update or revise any forward-looking statements to reflect actual results or changes in the Company's assumptions, estimates or projections. These risks should be carefully reviewed before making any investment decision.

CONTACT:
JoS. A. Bank Clothiers, Inc., Hampstead, Md.
David E. Ullman
EVP/CFO
410-239-5715

or Investor Relations Information Request Website (http://phx.corporate-ir.net/phoenix.zhtml?c=113815&p=irol-inforeq), or Investor Relations Voicemail, 410-239-5900

E-commerce Address for JoS. A. Bank Clothiers, Inc.:
www.josbank.com